Exhibit 99.4

Chartwell CareGivers, Inc.

Case No. 02-88568

Reporting Period: June 30, 2004

Schedule of Cash Receipts and Disbursements

	Bank Accounts				Current Month	Cumulative
	Sky #6423 - East	Sky #6415 - West	Comerica #061	Comerica #384	Actual	Actual

Cash Balance Beginning	$525	$5,895	$(54,455)	$(3,863)	$(51,897)	$(35,950)
						—
Recepits						—
Cash sales					—	—
Accounts Receivable	2,151	11,732			13,883	348,806
Loans and Advances					—	—
Sale of Assets					—	—
Other/Cash Transfers from Related Companies			786,241	463,938	1,250,179	21,273,698
Total Receipts	2,151	11,732	786,241	463,938	1,264,062	21,622,504

Disbursements
Net Payroll				(463,474)	(463,474)	(4,695,497)
Payroll Taxes						—
Sales, Use and Other Taxes						—
Inventory Purchases						(939,248)
Rents and Lease Payments						—
Insurance						(224,193)
Administrative & Selling			(790,831)		(790,831)	(11,492,399)
Other/Cash Transfers from Related Cos	(1,009)	(10,372)			(11,381)	(4,288,737)
Professional Fees						—
U.S. Trustee Fees						—
Court Costs						—
Total Disbursements	(1,009)	(10,372)	(790,831)	(463,474)	(1,265,686)	(21,640,076)

Net Cash Flow	1,142	1,359	(4,590)	464	(1,624)	(17,572)

Cash End of Month	$1,667	$7,255	$(59,045)	$(3,399)	$(53,522)	$(53,522)

Chartwell CareGivers, Inc.

Case #02-88568

STATEMENT OF INCOME

(Post-Petition)

	For The One Month Ended June 30, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$1,998,961	$43,219,140

Net Revenues	1,998,961	43,219,140

Operating Expenses:
Cost of Services	918,980	17,978,499

Gross Margin	1,079,981	25,240,641
	54.0%	58.4%

General and administrative expenses:
Personnel costs	805,285	17,730,238
Occupancy costs	88,660	2,089,301
Bad debt expense	(39,026)	2,587,420
Other	116,351	31,909,469

Total General and Administrative Expenses	971,270	54,316,428

(Loss) Income from Operations	108,711	(29,075,787)

Other Expenses (Income):
Interest expense	69,603	1,380,113
Depreciation and amortization	55,721	1,146,685
Other expense (income)	113,598	2,157,695

Other Expenses - Net	238,922	4,684,493

Loss before Reorganization Items	(130,211)	(33,760,280)

Reorganization Items:
Professional fees	(4,892)	628,156
Other	3,333	(815,004)

Reorganization Expenses - Net	(1,559)	(186,848)

Loss Before Income Tax Provision	(128,652)	(33,573,432)

Income Tax Provision	—	—

Net Loss	(128,652)	(33,573,432)

Chartwell CareGivers, Inc.

Case No. 02-88568

Reporting Period:  June 30, 2004

Balance Sheet

	Book Value
	@ Current Date	@ Petition Date
Assets
Current Assets
Unrestricted Cash and Equivalents	$(53,522)	$12,687
Accounts Receivable(net)	4,793,843	6,984,710
Inventories	692,517	670,610
InterCompany with Bankrupt Subsidiaries	(2,629,479)	14,311,991
Prepaid and Other Current Assets	131,977	12,216
Total Current Assets	$2,935,336	$21,992,214

Property, Plant and Equipment-net

Total Property, Plant and Equipment-net	$1,140,253	$2,153,106

Other Assets

Goodwill (net)	$1,100,000	$—
Intangible Asset (net)	10,300,000	—
Other Assets	62,112	91,540
Total Other Assets	$11,462,112	$91,540

Total Assets	$15,537,701	$24,236,860

Liabilities & Equity
Liabilities Not Under Compromise
Accounts Payable	$1,786,535	$2,235
Accrued Payroll and Benefit Costs	553,054	68,917
Accrued Other and Other Liabilities	2,161,749	—
Secured Debt	1,659,771	—
Total Post-Petition Liabilities	$6,161,109	$71,152

Liabilities Under Compromise
Unsecured Debt	$—	$13,779,232
Secured Debt	932,023	4,302,450
Accounts Payable	3,011,197	3,216,188
Accrued Payroll and Other Liabilities	768,425	2,729,193
Total Pre-Petition Liabilities	$4,711,645	$24,027,063

Total Liabilities	$10,872,754	$24,098,215

Equity
Additional Paid in Capital	$41,802,232	$—
Accumulated (Deficit) Retained Earnings	(37,137,285)	138,645
Total Equity	$4,664,947	$138,645

Total Liabilities & Equity	$15,537,701	$24,236,860

Chartwell CareGivers, Inc.

Case No. 02-88568

Reporting Period:  June 30, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(456,388)	$(603,728)	$(88,532)	$(394,097)	$(1,542,745)
Accrued Accounts Payable	(243,790)				(243,790)
Insurance Overpayment	(1,955,038)				(1,955,038)
Accrued Salaries	(238,548)				(238,548)
Accrued PTO	(210,545)				(210,545)
Accrued Commissions	(16,050)				(16,050)
Accrued Workers Comp	(69,497)				(69,497)
Accrued Professional Fees-Other	(85,712)				(85,712)
Accrued Other	(105,218)				(105,218)
Accrued Payroll Taxes	(18,414)				(18,414)
Accrued Sales Tax	(15,781)				(15,781)
Secured Debt	(1,659,771)				(1,659,771)
					—
Total Post Petition Debts	$(5,074,752)	$(603,728)	$(88,532.00)	$(394,097)	$(6,161,109)

1)                   Post Petition Accounts Payable to be paid in future periods based on A/P vendor terms.

2)                   Post Petiton Accrued Accounts Payable represent current month expenses which were entered into the A/P system after the current month-end A/P close.  These items will be paid in the future based on vendor terms.

3)                   Insurance Payments will be recouped in from future EOBs of Request for Payment Letters.

4)                   Post Petition Salaries were paid in Jul-04 in accordance with established payroll cycle.

5)                   Post Petition Paid Time Off will be paid in future payrolls based on approved PTO taken by active employees.

6)                   Accrued Commissions to be paid in Jul-04.

7)                   Accrued Workers Comp will be paid in future periods in accordance with compliance requirements.

8)                   Post Petition Accrued Professional Fees-Other to be paid in future periods based on vendor terms.

9)                   Post Petition Accrued Expenses to be paid in future period based on vendor terms.

10)             Post Petition Accrued Payroll Taxes were paid in Jul-04 in accordance with established payroll cycle.

11)             Accrued Sales Tax was paid in Jul-04 when the respective state return was timely filed.

12)             Secured debt will be paid down from the collection of Accounts Receivable.

Chartwell CareGivers, Inc.

Case No. 02-88568

Reporting Period June 30, 2004

Accounts Receivable Reconciliation & Aging

Jun-04

Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$5,718,132
Add: Amount Billed during the Period	2,198,402
Add: Other	651,304
Less: Net Write-offs	(74,421)
Less: Amount Collected during the Period	(2,662,527)
Total Accounts Receivable Aging at end of Reporting Period	$5,830,890

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$1,849,704
31 - 60 Days Old	954,496
61 - 90 Days Old	556,393
91 + Days Old	2,470,297
Total Aged Accounts Receivable	$5,830,890

Accounts Receivable Reconciliation to the General Ledger

Accounts Receivable Per Aging Report	$5,830,890

Add: Unbilled Revenue	367,024

Less: Unapplied Cash	(7,573)

Less: Allowance for Uncollectible Accounts	(1,396,497)

Total Accounts Receivable Per General Ledger	$4,793,843